                           SCHEDULE 14A INFORMATION



          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                    ---------------------------------------
               (Name of Registrant as Specified In Its Charter)

                   -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount previously paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

(4)    Date Filed:  November 6, 1998

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                      12500 NETWORK BOULEVARD, SUITE 407
                            SAN ANTONIO, TX  78249
                                (210) 558-6090

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 17, 1998

To the Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of American TeleSource International, Inc. (the "Company") will be held at the Club Hotel by Doubletree, 1111 NE Loop 410, San Antonio, Texas 78212, on December 17, 1998 at 10:00 a.m. local time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

Item 1. Election of two members to the Board of Directors to serve until the 2001 Annual Meeting of Stockholders and until their respective successors shall be elected and qualify.

Item 2. Approval of the American TeleSource International, Inc. 1998 Stock Option Plan.

Item 3. Ratification of selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending July 31, 1999.

     Transaction of such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 23, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive offices, located at the address set forth above.

                                         By Order of the Board of Directors


                                         H. Douglas Saathoff
                                         CORPORATE SECRETARY
San Antonio, Texas
November 6, 1998

                                   IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE ANNUAL MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                      12500 NETWORK BOULEVARD, SUITE 407
                            SAN ANTONIO, TX  78249
                                (210) 558-6090

                                _______________

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 17, 1998

                                _______________

                INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement and the accompanying proxy are furnished to the stockholders of American TeleSource International, Inc., a Delaware corporation (the "Company" or "ATSI-Delaware"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting") to be held on December 17, 1998 at the Club Hotel by Doubletree, 1111 NE Loop 410, San Antonio, Texas 78212, at 10:00 a.m. local time. This Proxy Statement, the accompanying proxy and the Company's Summary Annual Report to Stockholders for the year ended July 31, 1998, which Summary Annual Report includes a copy of the Company's Annual Report on Form 10-K for the year ended July 31, 1998 in its back pocket, are first being sent or given to stockholders on or about November 6, 1998.

     Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a stockholder at any time before it is voted at the Annual Meeting or any adjournment thereof by filing with the Secretary of the Company a notice in writing revoking the proxy, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. IF NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED FOR THE ITEMS SET FORTH THEREIN. As to other matters that may properly come before the Annual Meeting, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is an executive officer of the Company.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of the Common Stock. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph but will not be separately compensated for such solicitation services.

                          STOCKHOLDERS' VOTING RIGHTS

     Each share of the Company's Common Stock, $.001 par value ("Common Stock"), outstanding at the close of business on October 23, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's Common Stock is entitled to one vote. There were 45,637,316 shares of Common Stock outstanding on the Record Date.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the holders of a majority of the outstanding shares of Common Stock entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed. The votes required with respect to the Items set forth in the Notice of Annual Meeting of Stockholders are set forth in the discussion of each Item herein.


       PLAN OF ARRANGEMENT WITH AMERICAN TELESOURCE INTERNATIONAL, INC.,
                            AN ONTARIO CORPORATION

     On May 11, 1998, a plan of arrangement (the "Arrangement") under the Business Corporations Act (Ontario) was declared effective, pursuant to which shares of Common Stock of the Company were issued to the holders of Common Shares of American TeleSource International Inc., an Ontario corporation ("ATSI-Canada"), in exchange for the Common Shares of ATSI-Canada held by such shareholders on the basis of one share of Common Stock for each Common Share.
As a result of the Arrangement, ATSI-Canada became a wholly owned subsidiary of the Company. Prior to the Arrangement, the Company, which was formed for the purpose of effecting the Arrangement, had no business or assets. Except as otherwise noted, references to the Company with respect to periods prior to the effective date of the Arrangement refer to ATSI-Canada.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each other executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                AMOUNT AND NATURE OF
                                               BENEFICIAL OWNERSHIP OF
            NAME                                   COMMON STOCK(1)     PERCENT OF CLASS
            ----                                   --------------      ----------------
Arthur L. Smith(2)..................................  3,090,282              6.69%
Charles R. Poole(3).................................    140,000                 *
H. Douglas Saathoff(4)..............................    660,417              1.43%
Craig K. Clement(5).................................    456,667                 *
Everett L. Waller(6)................................    225,000                 *
Murray R. Nye(7)....................................    415,500                 *
Robert B. Werner(8).................................    338,012                 *
Tomas Revesz(9).....................................     42,000                 *
Richard C. Benkendorf(10)...........................     95,000                 *
Carlos K. Kauachi(11)...............................     62,480                 *
All directors and executive officers as a
 group (13 persons)(12).............................  5,716,858             11.86%

 *   Less than 1%

(1) To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him. Shares of Common Stock that are not outstanding but that may be acquired by a person upon exercise of options or warrants within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2) Includes 533,333 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.
(3) Includes 100,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.
(4) Includes 566,667 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.
(5) Includes 456,667 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.
(6) Includes 225,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.
(7) Includes 150,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.
(8) Includes 309,512 shares issuable upon exercise of presently exercisable options and warrants or options and warrants exercisable within 60 days of the Record Date.
(9) Includes 25,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.
(10) Includes 25,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.
(11) Includes 25,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of the Record Date.

(12) Includes 2,566,179 shares issuable upon exercise of presently exercisable options and warrants or options and warrants exercisable within 60 days of the Record Date.

                                    ITEM 1.
                           ELECTION OF TWO DIRECTORS

     The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors shall be determined by resolution of the Board of Directors. The Board of Directors has by resolution established the number of directors of the Company at six, with such directors being divided into three classes. It is proposed to elect two directors to serve until the Annual Meeting of Stockholders in 2001 and until their successors have been duly elected and qualified. Proxies cannot be voted for more than two persons. The nominees, Carlos K. Kauachi and Tomas Revesz, will constitute the Class A directors. The other directors of the Company will continue in office for their existing terms. Each of the nominees is presently serving as a director of the Company. Biographical information on the following two nominees and continuing directors is set forth below under "Management."

     Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock entitled to vote. Votes withheld are not counted in the number of votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, broker nonvotes will have no effect on the vote. THE ENCLOSED PROXY, IF PROPERLY SIGNED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD, WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES, CARLOS K. KAUACHI AND TOMAS REVESZ. Although the Company does not anticipate that either of such nominees will refuse or be unable to accept or serve as directors of the Company for the term specified, the persons named in the enclosed form of proxy intend, if either of such nominees is unable or unwilling to serve as a director, to vote the shares represented by the proxy for the election of such other person as may be nominated or designated by the Board of Directors.

NAME                          AGE          POSITION(S) WITH THE COMPANY
----                          ---          ----------------------------

CLASS A - NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2001

Carlos K. Kauachi            58             Director
Tomas Revesz                 61             Director

CLASS B - DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 1999

Richard C. Benkendorf        59             Director
Murray R. Nye                46             Director

CLASS C - DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2000

Arthur L. Smith              33             Director and Chief Executive Officer
Robert B. Werner             41             Director

     THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK VOTE "FOR" THE ELECTION OF EACH OF THE TWO INDIVIDUALS NOMINATED ABOVE FOR ELECTION AS DIRECTORS

                                  MANAGEMENT

     The following table sets forth certain information concerning the current directors and executive officers of the Company:

NAME                                    AGE       POSITION HELD
----                                    ---       -------------
Arthur L. Smith                         33        Chief Executive Officer and Director
Charles R. Poole                        55        President
H. Douglas Saathoff                     36        Secretary, Treasurer, Senior Vice President and Chief
                                                  Financial Officer
Craig K. Clement                        40        Senior Vice President, Corporate Development
Everett L. Waller                       47        Senior Vice President, Operations
Jeffrey J. Gehring                      42        Senior Vice President, Sales and Marketing
H. Steve Kennedy                        43        Senior Vice President, Engineering and Chief Technical
                                                  Officer
Jesus Enriquez                          46        Senior Vice President
Murray R. Nye                           46        Director
Tomas Revesz                            61        Director
Richard C. Benkendorf                   59        Director
Carlos K. Kauachi                       58        Director
Robert B. Werner                        41        Director

     Arthur L. Smith has served as Chief Executive Officer and a director of ATSI-Delaware since its formation in June 1996 and served as President of ATSI-Delaware since its formation in June 1996 to July 1998. Mr. Smith also served as President, Chief Operating Officer and a director of ATSI-Canada since its formation in May 1994. From December 1993 until May 1994, Mr. Smith served in the same positions with Latcomm International Inc., which company amalgamated with Willingdon Resources Ltd. to form ATSI-Canada in May 1994. Mr. Smith has also served as President and Chief Executive Officer of American TeleSource International, Inc., a Texas corporation ("ATSI-Texas"), one of the Company's principal operating subsidiaries, since December 1993. From June 1989 to December 1993, Mr. Smith was employed as director of international sales by GeoComm Partners, a satellite-based telecommunications company located in San Antonio, providing telecommunications services to Latin America. Mr. Smith has over nine years experience in the telecommunications industry.

     Charles R. Poole has served as President of the Company since July 1998 and served as Chief Operating Officer of the Company from December 1997 to July 1998. Mr. Poole served as Vice President of the Company from February 1997 to December 1997. Mr. Poole has also served as Senior Vice President-Sales and Marketing of ATSI-Texas since February 1997. From February 1995 to January 1997, Mr. Poole served as Senior Vice President for A+ Communications, responsible for paging, cellular and telemessaging sales. From April 1994 to February 1995, Mr. Poole served as Senior Vice President of American Paging, a communications company. From 1992 to 1994, Mr. Poole served as Division Manager, Data Documents, Inc. of Chicago, Illinois. From 1989 to 1992, Mr. Poole served as President of GeoComm Partners, a satellite-based telecommunications company located in San Antonio, providing telecommunication services to Latin America. Prior to that time, Mr. Poole was Senior Vice President of Mobilecomm, a Bell South company, for approximately five years.
Mr. Poole has over fifteen years experience in the telecommunications industry.

     H. Douglas Saathoff, C.P.A., has served as Secretary, Treasurer, Senior Vice President and Chief Financial Officer of ATSI-Delaware since its formation in June 1996. Mr. Saathoff also served as Vice President, Chief Financial Officer and Treasurer of ATSI-Canada since February 1996 and Secretary since June 1996. Mr. Saathoff has served as Vice President-Finance of ATSI-Texas since June 1994, and as Secretary and Treasurer of ATSI-Texas since October 1994. From May 1993 to May 1994, Mr. Saathoff served in the position of Chief Accountant for Santa Rosa Healthcare Corporation, a San Antonio-based healthcare corporation. From January 1990 to February 1993, Mr. Saathoff served as Financial Reporting Manager for U.S. Long Distance Corp., a San Antonio-based, publicly traded long distance telecommunications company. Prior to that time, Mr. Saathoff served as an accountant with Arthur Andersen LLP for approximately five years.

     Craig K. Clement has served as Senior Vice President, Corporate Development of ATSI-Delaware since its formation in June 1996. Mr. Clement has also served as Vice President-Corporate Development for ATSI-Texas since August 1994. From April 1993 to July 1994, Mr. Clement served as Vice President of Corporate Development for LATelco, a wireless communications company. From February 1992 until March 1993, Mr. Clement served as Vice President of Operations for CSI Environmental, an environmental cleanup company. From August 1983 until July 1993, Mr. Clement served as President of Yucca Oil Company, an oil and gas exploration company. Mr. Clement served as a director of Geocommunications, Inc., a satellite networks company, from November 1987 to November 1991. Mr. Clement also served as a director of PANACO, a Nasdaq-traded company, from 1988 to 1993, and was a member of the compensation committee.

     Everett L. Waller has served as Senior Vice President, Operations of ATSI-Delaware since its formation in June 1996. Mr. Waller has also served as Senior Vice President-Operations and Technical Services of ATSI-Texas since January 1997. Mr. Waller served as Senior Vice President-Operations and Sales of ATSI-Texas from August 1993 to January 1997. From May 1994 to August 1995, Mr. Waller served as Vice President-Operations of ATSI-Texas. Prior to that time, Mr. Waller served as Vice President of Technical Services of U.S. Long Distance Corp., a San Antonio-based, publicly traded long distance telecommunications company, for a period of seven years.

     Jeffrey J. Gehring has served as Senior Vice President, Sales and Marketing of ATSI-Delaware since February 1998, and Vice President of Sales of ATSI-Texas since February 1998. From August 1996 to January 1998, Mr. Gehring served as Regional Vice President at A+ Communications, a communications company. From March 1995 to July 1996, Mr. Gehring was Vice President of Premier Paging Corporation, a communications company. From March 1994 to March 1995 Mr. Gehring was General Manager of American Paging, a communications company. From October, 1991 to March 1994, Mr. Gehring was Vice President of Sales for GeoComm Partners, a satellite-based telecommunications company.

     H. Steve Kennedy has served as Senior Vice President, Engineering and Chief Technical Officer of ATSI-Delaware since January 1998, Chief Technical Officer since April 1998, and Vice President of Engineering of ATSI-Texas since July
1998.   From July 1996 to January 1998, Mr. Kennedy served as President and was a principal of HSK INC, a telecommunications service provider. From August 1995 to July 1996, Mr. Kennedy served as Director of Technical Services for Wireless Resources, Inc., a wireless telecommunications company. From July 1994 to August 1995, Mr. Kennedy served as Regional Technical Manager of American Paging, a communications company. From November 1993 to July 1994, Mr. Kennedy served as Vice President of Technical Services for Zycom Corporation, a communications company.

     Jesus Enriquez has served as Senior Vice President of ATSI-Delaware since February 1998, and as Director General of American TeleSource International de Mexico, S.A. de C.V. (ATSI-Mexico), one of the Company's principal operating subsidiaries, since August 1996. From March 1995 to July 1996 Mr. Enriquez served as Commercial Director of ATSI-Mexico. From January 1989 to February 1995, Mr. Enriquez was the Director General of Servicios Espectro Radioelectricos ("SERSA"), an international communications company in Mexico City.

     Murray R. Nye has served as a director of ATSI-Delaware since its formation in June 1996. Mr. Nye also served as Chief Executive Officer and a director of ATSI-Canada from its formation in May 1994. From December 1993 until May 1994, Mr. Nye served in the same positions with Latcomm International Inc., which company amalgamated with Willingdon Resources Ltd. to form ATSI-Canada in May 1994. From 1992 to 1995, Mr. Nye served as President of Kirriemuir Oil & Gas Ltd. From 1989 until 1992, Mr. Nye was self-employed as a consultant and Mr. Nye is again currently self-employed as a consultant. Mr. Nye serves as a director of D.M.I. Technologies, Inc., an Alberta Stock Exchange-traded company.

     Tomas Revesz has served as a director of ATSI-Delaware since its formation in June 1996. Mr. Revesz has served as President of Long Distance International, Inc., a long distance reseller, since October 1993. From 1983 to June 1993, Mr. Revesz served as President of Star Long Distance, Inc., also a long distance reseller. From January 1990 until August 1993, Mr. Revesz served as Vice President of Operations of AAA Telephone & Communications, Inc., a telephone interconnection company.

     Richard C. Benkendorf has served as a director of ATSI-Delaware since October 1996. From 1991 to present, Mr. Benkendorf has been a principal of Technology Impact Partners, which provides advisory and investment services. From 1989-1991, Mr. Benkendorf served as Senior Vice President Investment, Planning, Mergers & Acquisitions and Venture Capital for Ameritech, a communications services company.

     Carlos K. Kauachi has served as a director of ATSI-Delaware since
October 1996. From 1996 to present, Mr. Kauachi has been self-employed as a consultant. From 1962 until 1996, Mr. Kauachi served in various positions with Telefonos de Mexico, the then privately owned telecommunications monopoly in Mexico, including Vice President-Telephone Business Development, Vice President-Marketing and Sales and, most recently, Vice President-International Business Development.

     Robert B. Werner has served as a director of the Company since September 1998. From 1990 to present, Mr. Werner has been a shareholder and practicing attorney with the law firm of Jeffers and Banack, Incorporated, located in San Antonio, Texas.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                AND COMMITTEES

     The business affairs of the Company are managed under the direction of the Board of Directors. The Board of Directors of the Company held a total of four meetings during the fiscal year ended July 31, 1998. After completion of the Arrangement, the Board of Directors formed a Compensation Committee and an Audit Committee in June 1998. The Compensation Committee, composed of Messrs. Nye, Benkendorf and Kauachi, reviews and makes recommendations to the Board of Directors regarding executive compensation matters and administers the Company's stock option plans. The Audit Committee, composed of Messrs. Nye, Benkendorf and Revesz, is responsible for reviewing the Company's financial statements and overseeing the Company's accounting practices and audit procedures. The Compensation Committee and the Audit Committee held no meetings during the fiscal year ended July 31, 1998. No incumbent director of the Company during the fiscal year ended July 31, 1998 attended fewer than 75% of the aggregate number of meetings of the Board on which the director served.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the fiscal year ended July 31, 1998 (collectively, the "Named Executive Officers").

                                                      Annual Compensation             Long-Term Compensation
                                          -----------------------------------------------------------------------------
                                                                                           Awards             Payouts
                                                                                    -----------------------------------
                                                                                                 Securities
                                                                     Other Annual   Restricted   Underlying      LTIP    All Other
                                    Fiscal                             Compensa-       Stock      Options/      Payout    Compen-
Name And Principal Position          Year   Salary($)        Bonus($)  tion($)(1)     Awards($)    SARs(#)        ($)     sation($)
---------------------------          ----   --------         --------  ----------     ---------    -------       ------   ---------
Arthur L. Smith(2)...............    1998    $96,731         $10,634       -            -                -         -           -
Chief Executive Officer              1997     91,538         $10,000       -            -          800,000         -           -
                                     1996     88,000           8,000       -            -                -         -           -
Charles R. Poole(3)..............    1998     95,808           2,474       -            -           50,000         -           -
President                            1997     46,000(4)            -       -            -          300,000         -           -
                                     1996          -               -       -            -                -         -           -
H. Douglas Saathoff(5)...........    1998     91,394          13,631       -            -                -         -           -
Chief Financial Officer, Sr.         1997     87,769          10,000       -            -          900,000         -           -
V.P. Treasurer and Secretary         1996     87,476           4,000       -            -                -         -           -

Craig K. Clement(6)..............    1998     88,192          15,662       -            -                -         -           -
Senior Vice President,               1997     93,448          10,000       -            -          900,000         -           -
Corporate Development                1996     91,131               -       -            -                -         -           -
Everett L. Waller(7).............    1998     92,509          17,590       -            -                -         -           -
Senior Vice President,               1997     95,255           6,688       -            -          425,000         -           -
Operations                           1996     87,193               -       -            -                -         -           -

_______________
(1) Certain of the Company's executive officers receive personal benefits in addition to salary; however, the Company has concluded that the aggregate amount of such personal benefits do not exceed the lesser of $50,000 or 10% of annual salary and bonus for any Named Executive Officer.
(2) Also serves as Chief Executive Officer and President of American TeleSource International, Inc., a Texas corporation ("ATSI-Texas"), the Company's principal operating subsidiary. Mr. Smith's compensation is paid by ATSI-Texas.
(3)  Mr. Poole's compensation is paid by ATSI-Texas.
(4) Amount shown reflects Mr. Poole's salary from February 1, 1997, the beginning date of his employment with the Company, through July 31, 1997, the end of fiscal 1997.
(5) Also serves as Vice President-Finance and Secretary and Treasurer of ATSI-Texas. Mr. Saathoff's compensation is paid by ATSI-Texas.
(6) Also serves as Vice President-Corporate Development of ATSI-Texas. Mr. Clement's compensation is paid by ATSI-Texas.
(7) Also serves as Senior Vice President-Operations and Technical Services of ATSI-Texas. Mr. Waller's compensation is paid by ATSI-Texas.

EMPLOYMENT AGREEMENTS

     Effective August 1, 1998, the Company entered into employment agreements with each of Messrs. Smith and Poole, each for a period of three years (with automatic one-year extensions) unless earlier terminated in accordance with the terms of the respective agreements. The annual base salary under such agreements for each of Messrs. Smith and Poole may not be less than $130,000 and $127,000, respectively, per annum, and is subject to increase within the discretion of the Board. In addition, each of Messrs. Smith and Poole is eligible to receive a bonus in such amount as may be determined by the Board of Directors from time to time. Bonuses may not exceed 50% of the executive's base salary in any fiscal year.

     Effective January 1, 1997, each of Messrs. Saathoff, Clement and Waller entered into employment agreements with ATSI-Texas, each for a period of three years (with automatic one-year extensions) unless earlier terminated in accordance with the terms of the respective agreements. The annual base salary under such agreements for each of Messrs. Saathoff, Clement and Waller may not be less than $95,000, $92,000 and $92,000, respectively, per annum, and is subject to increase within the discretion of the Board. In addition, each of Messrs. Saathoff, Clement and Waller is eligible to receive a bonus in such amount as may be determined by the Board of Directors from time to time. Bonuses may not exceed 50% of the executive's base salary in any fiscal year.

     Pursuant to each of Messrs. Smith's, Poole's, Saathoff's, Clement's and Waller's employment agreement, the Company has agreed to various payment obligations in the event of termination due to death, disability, without cause or for good reason.

     Each of the employment agreements also restricts each executive from various competing and other potentially damaging activities for specified periods of time after termination of employment.

     Pursuant to each of Messrs. Smith's and Poole's employment agreement, the Company granted to them, under the Company's 1998 Stock Option Plan, incentive stock options to purchase 200,000 and 150,000 shares, respectively, of the Company's Common Stock, at an exercise price of $0.55 per share, representing the fair market value of a share of Common Stock on the date of grant, subject to the approval of the Company's 1998 Stock Option Plan by the Company's Board of Directors and stockholders. See "Item 2.--Approval of the American TeleSource International, Inc. 1998 Stock Option Plan" and "Stock Option Plans--1998 Option Plan." Additionally, pursuant to and on the date each of Messrs. Saathoff's, Clement's and Waller's employment agreement was entered into, and pursuant to each of Messrs. Smith's and Poole's prior employment agreement, the Company granted to them, under the Company's 1997 Stock Option Plan, nonqualified options to purchase 900,000, 900,000, 425,000, 800,000 and 300,000 shares, respectively, of the Company's Common Stock, at an exercise price of $0.58 per share, representing the fair market value of a share of Common Stock on the date of grant. Upon the occurrence of a change in control, as defined in the respective governing option agreements, the exercisability of all such options, to the extent unexercisable, will be accelerated. In addition, in the event Messrs. Smith, Poole, Saathoff, Clement and Waller terminate their employment for good reason, which includes failure of the Company to pay their compensation and benefits in accordance with the terms of their respective employment agreements, diminution in their employment responsibilities or change in control (as defined), the Company has agreed to continue to pay their base salary at the rate in effect at the date of termination as follows: (i) for Messrs. Smith and Poole until the later of the third anniversary of the effective date of their employment agreement or 24 months after the effective date of such termination, and (ii) for Messrs. Saathoff, Clement and Waller until the third anniversary of the effective date of their employment agreement or, if their employment agreement has been extended, until the next anniversary of the effective date of their employment agreement.

STOCK OPTION PLANS

     1997 Option Plan

     The American TeleSource International Inc. 1997 Stock Option Plan (the "1997 Option Plan") was adopted in February 1997 by the Board of Directors of the Company and approved in May 1997 by the Company's shareholders.

     The 1997 Option Plan terminated on February 10, 1998. No further options will be granted under the 1997 Option Plan. All options outstanding under the 1997 Option Plan on the date of termination will remain outstanding under the 1997 Option Plan in accordance with their respective terms and conditions.

     As of July 31, 1998, options for 4,655,333 shares were outstanding under the 1997 Option Plan at a weighted average exercise price of $.74 and options for 2,816,332 shares were exercisable. As of July 31, 1998, 245,000 options had been exercised.

     1998 Option Plan

     On September 9, 1998, the Company's Board of Directors adopted the American TeleSource International, Inc. 1998 Stock Option Plan (the "1998 Option Plan"), authorizing the grant of an aggregate of up to two million incentive stock options and non-qualified stock options to employees, directors and certain other persons, and granted options to purchase 1,499,000 shares of Common Stock under the 1998 Option Plan at an exercise price of $0.55 per share, subject to stockholder approval of the 1998 Option Plan. Stockholder approval of the 1998 Option Plan is being sought in connection with this Proxy Statement. See "Item 2.--Approval of the American TeleSource International, Inc. 1998 Stock Option Plan."

STOCK OPTION GRANT TABLE

     The following table sets forth certain information concerning options granted to the Named Executive Officers during the Company's fiscal year ended July 31, 1998.

                                                                                                         Potential Realizable
                                                                                                            Value At Assumed
                                                                                                        Annual Rates of Stock Price
                                                                    Individual Grants                   Appreciation For Option Term
                                         -------------------------------------------------------------------------------------------
                                                                  Percent of
                                                                    Total
                                             Number of             Options
                                             Securities           Granted to    Exercise
                                             Underlying            Employees     or Base
                                               Options             in Fiscal      Price        Expiration
         Name                                Granted (#)             Year       ($/share)         Date     5%($)(1)  10%($)(1)
         ----                                -----------             ----       ---------         ----     --------  ---------
Arthur L. Smith........................            -                  -              -                -           -           -
Charles R. Poole.......................     50,000(2)                11.7          $2.22       02/10/2007   $69,807    $176,905
H. Douglas Saathoff....................            -                  -              -                -           -           -
Craig K. Clement.......................            -                  -              -                -           -           -
Everett L. Waller......................            -                  -              -                -           -           -

_______________

(1) The 5% and 10% assumed annual compound rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company' estimate or projection of future Common Stock prices. The actual value realized may be greater or less than the potential realizable value set forth in the table.
(2) None of such options are presently exercisable. The options become exercisable in three equal annual installments commencing on January 30, 1999. The exercise price represented the market price of a share of Common Stock on January 30, 1998, the effective date of the grant.

AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES
TABLE

     The following table shows stock options exercised by the Named Executive Officers during the fiscal year ended July 31, 1998, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of July 31, 1998. Also reported are the values of "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the Common Stock price as of July 31, 1998.

                         SHARES                                                      VALUE OF UNEXERCISED
                        ACQUIRED                 NUMBER OF SECURITIES UNDERLYING         IN-THE-MONEY
                           ON          VALUE               UNEXERCISED                    OPTIONS AT
NAME                   EXERCISE(#)  REALIZED($)   OPTIONS AT FISCAL YEAR END(#)     FISCAL YEAR END($)(1)
----                   -----------  -----------  -------------------------------  --------------------------

                                                  EXERCISABLE     UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
                                                 --------------  ---------------  -----------  -------------

Arthur L. Smith                 -            -          533,333          266,667     $192,000       $ 96,000
Charles R. Poole                -            -          100,000          250,000       36,000         72,000
H. Douglas Saathoff             -            -          566,667          333,333      204,000        120,000
Craig K. Clement          110,000     $162,888          456,667          333,333      164,400        120,000
Everett L. Waller               -            -          225,000          200,000       81,000         72,000

____________________

(1) Values stated are based upon the $.94 closing price per share on July 31, 1998, as reported on the Electronic Bulletin Board, and represent the difference between the fair market value of the shares underlying the options and the exercise price of the options at fiscal year end.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     After completion of the Arrangement, the Board of Directors of the Company formed the Compensation Committee in June 1998 and appointed Messrs. Benkendorf, Kauachi and Nye to serve as the members of such Committee. Prior to the Arrangement, ATSI-Canada had no compensation committee. The Company's Compensation Committee held no discussions regarding executive compensation during fiscal 1998. Messrs. Smith and Nye and John R. Moses, representing all of ATSI-Canada's directors and ATSI-Canada's President, Chief Operating Officer and Chief Executive Officer, participated in deliberations of the Board of Directors of ATSI-Canada concerning executive officer compensation during fiscal 1998. The Company believes that the abilities of the foregoing members of the Board of Directors of ATSI-Canada to make fair compensation decisions were not compromised by the relationships referred to above.

     Mr. Smith is the Chief Executive Officer of the Company.

     In January 1997, the Company entered into an agreement with KAWA Consultores, S.A. de C.V., an international consulting firm of which Company director Carlos K. Kauachi is president, for international business development support. Under the terms of the agreement, the Company paid the consulting firm $8,000 per month for a period of twelve months. In January 1998, the agreement was renewed at $10,000 per month for a period of twelve months.

DIRECTOR COMPENSATION

     Directors are reimbursed their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors. After completion of the Arrangement, each outside director of the Company began to receive $1,000 for each meeting of the Board attended, excluding telephonic meetings.

     On September 9, 1998, each of the directors of the Company were granted options to purchase 75,000 shares of Common Stock of the Company, with the exception of Murray R. Nye, who was granted options to purchase 150,000 shares of Common Stock of the Company, and each of the directors serving on a committee of the Board were granted options to purchase an additional 15,000 shares of Common Stock for each committee served on, at an exercise price of $0.55 per share under the 1998 Option Plan, subject to stockholder approval of the 1998 Option Plan. Stockholder approval of the 1998 Option Plan is being sought in connection with this Proxy Statement. See "Item 2.--Approval of the American TeleSource International, Inc. 1998 Stock Option Plan" and "Stock Option Plans-- 1998 Option Plan."


                              CERTAIN TRANSACTIONS

     In April 1998, the Company engaged two companies for billing and administrative services related to network management services it provides. The companies, which are owned by Tomas Revesz, a director of the Company, were paid approximately $140,000 for their services during fiscal 1998. Subsequent to year end, the Company entered into an agreement with the two companies capping their combined monthly fees at $18,500 per month.

     In January 1997, the Company issued 90,000 shares of Common Stock, and in February 1997 the Company issued warrants for the purchase of 250,000 shares of common stock at $0.85 for three years to J&W, a joint venture ("J&W") upon cancellation of a contract with J&W for pay telephone equipment financing. One third of J&W was owned by Robert B. Werner, a director of the Company. Upon dissolution of J&W, Mr. Werner received 30,000 shares of the Common Stock and 83,300 of the warrants.

Also in connection with the cancellation of the contract, the Company issued warrants in February 1997 for the purchase of 58,824 share of Common Stock at $0.85 to Jeffers & Banack, Incorporated, a law firm in which Mr. Werner is a partner.

     See "Compensation Committee Interlocks and Insider Participation" for certain additional relationships and related party transactions.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based on a review of the copies of such forms furnished to the Company and other information, the Company believes that, during the year fiscal ended July 31, 1998, all of its directors and executive officers were in compliance with the applicable filing requirements, except for one Form 3 and one other report covering one transaction which were filed late by each of Messrs. Gehring, Kennedy and Enriquez.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Upon completion of the Arrangement, the Board of Directors of the Company formed the Compensation Committee in June 1998 and appointed Messrs. Benkendorf, Kauachi and Nye to serve as the members of such committee. Prior to the Arrangement, ATSI-Canada had no compensation committee. The Company's Compensation Committee held no discussions regarding executive compensation during fiscal 1998. Messrs. Smith and Nye and John R. Moses, representing all of ATSI-Canada's directors and ATSI-Canada's President, Chief Operating Officer and Chief Executive officer, participated in deliberations of the Board of Directors concerning executive officer cash and other incentive compensation for fiscal 1998.

     Set forth below is a report submitted by the Board of Directors addressing the Company's compensation policies for fiscal 1998 as they affected Arthur L. Smith as Chief Executive Officer and the other Named Executive Officers.

COMPENSATION PHILOSOPHY

     The Board's executive compensation plan for fiscal 1998 was designed to provide significant incentive compensation opportunities in addition to market competitive salaries, and to aid in the retention of the Named Executive Officers. The plan was intended to link individual employee objectives with overall Company strategies for fiscal 1998, and to reward the Named Executive Officers for their individual contributions to those strategies. Target levels of overall compensation for the Named Executive Officers were intended to be comparable to other early stage companies similar in size to that forecasted by the Company in its 1998 operating plan.

     Compensation paid to the Named Executive Officers during fiscal 1998 consisted primarily of three elements: base salaries, cash bonuses and stock options. The Board's emphasis on linking compensation to performance criteria and levels of responsibility is reflected in the components of compensation received by the Named Executive Officers during fiscal 1998, as presented in the summary compensation table which precedes this report.

     Base salaries. Minimum base salaries paid to the Named Executive Officers were set according to existing contractual arrangements. Adjustments to those minimum salary levels were determined by evaluating the competitive marketplace, the scope of each individual's responsibilities, the planned and past performance of the Company, and, to a certain extent, subjective measures of each individual's performance.

     Cash Bonuses. Annual cash bonuses to the Named Executive Officers were approved by the Board and were linked to corporate, individual and product line objectives. In determining the actual cash bonuses paid to the Named Executive Officers, the actual financial performance relative to the Company's 1998 operating plan, market factors and the accomplishments of individual performance objectives were considered.

     Stock Option Grants. Stock options are granted from time to time in order to promote the interest of the Company and its shareholders by providing an effective means to attract, retain and increase the commitment of certain individuals and to provide such individuals with additional incentive to contribute to the success of the Company.

     Chief Executive Officer Compensation.   The compensation paid to the Chief
Executive Officer differed from the other Named Executive Officers only in base salary. Arthur L. Smith's base salary was higher than the other Named Executive Officers of the Company, and considered to be in line with other early stage companies of a similar nature. Cash bonuses paid to Arthur L. Smith were calculated based upon the same criteria used to calculate cash bonuses to the other Named Executive Officers. The differences in the Chief Executive Officer's compensation compared with that of the other Named Executive Officers was attributable to the additional responsibilities associated with that position.

     This Report on Executive Compensation is made by and on behalf of the Board of Directors of the Company.

                                     Respectfully submitted,


                                     THE BOARD OF DIRECTORS

                                     Arthur L. Smith, Murray R. Nye, Robert B.
                                     Werner, Tomas Revesz, Richard C. Benkendorf and Carlos K. Kauachi

                               PERFORMANCE GRAPH

     The Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended, since October 20, 1997. The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from October 20, 1997 through July 31, 1998 with the cumulative total return of the Nasdaq Market Value Index and the Company's peer group over the same period. The peer group is comprised of four telecommunications companies operating in similar markets, offering comparable products and services as the Company. The four companies included in the peer group are Pointe Communications Corporation, formerly known as Charter Communications, WorldPort Communications, Inc.; Startec Global Communications Corporation; and Telscape International Inc. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at October 20, 1997 and that all dividends were reinvested.



                         [PERFORMANCE GRAPH GOES HERE]



                     COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, NASDAQ MARKET VALUE INDEX AND PEER GROUP


        Index for:                        Oct. 20, 1997        July 31, 1998
        ---------                         -------------        -------------
        The Company                           100.0                27.41
        --------------------------------------------------------------------
        Nasdaq Market Value Index             100.0               117.57
        --------------------------------------------------------------------
        Peer Group                            100.0               108.02
        --------------------------------------------------------------------

The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 under the Exchange Act.

                                    ITEM 2.
            APPROVAL OF THE AMERICAN TELESOURCE INTERNATIONAL, INC.
                             1998 STOCK OPTION PLAN

GENERAL

     Effective September 9, 1998, the Board of Directors unanimously adopted the American TeleSource International, Inc. 1998 Stock Option Plan (the "1998 Option Plan") and directed that the 1998 Option Plan be submitted to the stockholders for their approval. The following summary of the 1998 Option Plan is qualified in its entirety by reference to the text of the 1998 Option Plan, which is set forth in Appendix A to this Proxy Statement.

SUMMARY OF THE 1998 OPTION PLAN

     Under the 1998 Option Plan, options to purchase up to 2,000,000 shares of Common Stock may be granted to employees and directors of, and consultants and advisors to, the Company or any parent or subsidiary corporation or entity. The 1998 Option Plan is intended to permit the Company to retain and attract qualified individuals who will contribute to its overall success. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option granted under the 1998 Option Plan may be reoptioned thereunder. The 1998 Option Plan will be administered by the Compensation Committee (the "Committee"), consisting of non-employee directors. The Committee will set the specific terms and conditions of options granted under the 1998 Option Plan. The Committee is entitled to receive non-qualified stock options in such amounts and on such terms as the full Board of Directors may determine.

     The Company's employees will be eligible to receive either incentive stock options or non-qualified stock options or a combination of both, as the Committee determines. Non-employee participants may be granted only non-qualified stock options. Stock options may be granted for a term not to exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an incentive stock option) and are not transferable other than by will or the laws of descent and distribution. Subject to the requirements under the Internal Revenue Code with respect to incentive stock options, each option shall be exercisable at such times and during such period as is determined by the Committee and set forth in the agreement evidencing the option, but in no event shall an option be exercisable after the expiration of ten years from the date of grant. Subject to such limitations, the Committee has broad discretion to determine the circumstances under which each option shall become exercisable, remain exercisable and terminate, and the Committee may waive any condition, restriction or limitation on the exercisability or duration of any outstanding option.

     The exercise price of all non-qualified stock options must not be less than the lesser of (i) 100% of the fair market value of a share of common stock on the date of grant or (ii) the average fair market value of a share of common stock during the 10-day trading period immediately preceding the date of grant (but not less than 85% of the fair market value on the date of grant). The exercise price of all incentive stock options must be at least equal to 100% of the fair market value of a share of common stock on the date of grant, or 110% of the fair market value with respect to any incentive stock option issued to a holder of 10% or more of the Company's shares. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased or by delivering Common Stock of the Company already owned by such optionee with a market value equal to the exercise price, or by a method in which a concurrent sale of the acquired stock is arranged, with the exercise price payable in cash from such sale proceeds.

     The 1998 Option Plan will terminate on September 9, 2001. The Board of Directors may, however, terminate the 1998 Option Plan at any time prior to such date. Termination of the 1998 Option Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the 1998 Option Plan.

     On September 9, 1998, options to purchase 1,499,000 shares of Common Stock at an exercise price of $0.55 per share were granted under the 1998 Option Plan, subject to stockholder approval of the 1998 Option Plan. Because such options were granted pursuant to a plan subject to stockholder approval, upon approval of the 1998 Option Plan the Company will be required to recognize a compensation expense equal to the excess of the aggregate fair market value of the shares subject to the options as of the date of stockholder approval over the aggregate exercise price of such options as of September 9, 1999 ($0.55 per share).

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of the federal income tax consequences of options granted and exercised under the 1998 Option Plan based upon present tax law which is subject to change. Each optionee should consult with his or her own tax advisor with respect to the specific tax treatment of his or her particular transactions under the 1998 Option Plan.

     INCENTIVE STOCK OPTIONS

     Incentive options issued to employees under the 1998 Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). These options may only be issued to employees.

     Grant and Exercise. The granting of an incentive stock option is a non-taxable event. The exercise of an incentive stock option is also a non-taxable event provided the option is exercised during the employment of the optionee or within three months after the optionee's employment has been terminated; however, the "spread" between the fair market value of the optioned stock and the exercise price is an adjustment to alternative minimum taxable income and may be subject to the alternative minimum tax as discussed below.

     Disposition. The optionee will recognize gain or loss in the year in which the shares purchased under an incentive option are sold or otherwise made the subject of disposition. Generally, a disposition of the purchased shares will include any transfer of legal title, including a transfer by sale, exchange or gift, but it will not include (i) a transfer into joint ownership with right of survivorship if the optionee remains one of the joint owners, (ii) a pledge, or
(iii) a transfer by bequest or inheritance.

     For federal income tax purposes, dispositions of incentive option shares are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition of the purchased shares will occur if the sale or other disposition is made after the optionee has held such shares for more than two years after the date the option is granted and more than one year after the date the particular shares involved in the disposition are transferred to the optionee. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize gain or loss in an amount equal to the amount realized upon the sale or disposition, less the exercise price paid for such shares. Any gain recognized upon such disposition will generally be subject to capital gain treatment. Upon a disqualifying disposition, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of such shares on the date of exercise over the exercise price paid for such shares. If the disqualifying disposition is effected by means of an arms-length sale or exchange to an unrelated party, the ordinary income will be limited to the amount by which the amount realized, or the fair market value at the date of exercise, whichever is less, exceeds the exercise price. The amount of ordinary income recognized is added to the basis of the stock for purposes of determining the additional gain, if any, on the disposition of the shares. If additional gain is recognized, it will be subject to capital gain treatment.

     Payments in Common Stock. Treasury Regulations provide the following guidelines with respect to the delivery of shares of common stock in payment of the exercise price of an incentive stock option:

          (a) Delivered Shares - The use of shares of common stock acquired upon the exercise of an earlier-granted incentive option to exercise an outstanding incentive option will constitute a "disqualifying disposition" of the delivered shares if such shares have not been held long enough to satisfy the requisite two-year and one-year holding periods applicable to incentive options. Such a disposition will generally render the optionee subject to ordinary income taxation on the difference between (i) the fair market value of the delivered shares at the time of their original purchase and (ii) the purchase price paid for such shares. In all other cases, no taxable income will be recognized with respect to the delivered shares.

          (b) Purchased Shares - No Disqualifying Disposition. If an incentive stock option is exercised with (i) shares of common stock acquired under an incentive option and held for the requisite holding periods prior to delivery, (ii) shares of common stock acquired under a non-qualified option, or (iii) shares of common stock acquired through open-market purchases, then the optionee will not recognize any taxable income with respect to the shares of common stock purchased upon exercise of the incentive stock option. To the extent the purchased shares equal in number the shares of common stock delivered in payment of the option price, the new shares will have the same basis and holding period as the delivered shares. The balance of the purchased shares will have a zero basis for tax purposes, and their holding period will commence on the date these shares are transferred to the optionee. However, all the purchased shares will be subject to the "disqualifying disposition" rules applicable to incentive options, and the two-year and one-year holding periods will be measured, respectively, from the date the incentive option was granted and the date it was exercised.

          (c) Purchased Shares - Disqualified Disposition. If the delivery of shares acquired under an incentive option results in a disqualifying disposition pursuant to the principles of paragraph (a) above, then the tax basis and holding periods for the new shares transferred to the optionee upon exercise of the incentive option will be determined as follows:

               1. To the extent the number of new shares equals the number of delivered shares as to which there was a disqualifying disposition, the basis for such shares will be equal to the fair market value of the delivered shares at the time they were originally purchased and the holding period for these shares will, except for disqualifying disposition purposes, include the period for which the delivered shares were held; and

               2. To the extent the number of new shares exceeds the number of delivered shares, these shares will have a zero basis and a holding period measured from the date of exercise of the option.

     For disqualifying disposition purposes, all the shares received will be subject to the two-year and one-year holding period requirements for incentive option shares, measured, respectively, from the date the incentive option was granted and the date it was exercised.

     Special Rule. If the shares purchased under the incentive option are subject to a substantial risk of forfeiture, such as the insider trading restrictions of Section 16(b) of the Exchange Act, the amount of ordinary income recognized by the optionee upon a disqualifying disposition will be based upon the fair market value of such shares on the date such risk of forfeiture lapses rather than the date the option is exercised. In the absence of final Treasury regulations relating to incentive options, it is not certain whether such result can be avoided by making a conditional election pursuant to Section 83(b) of the Code at the time the incentive option is exercised.

     Federal Tax Rates. Ordinary income is subject to a maximum federal tax rate of 39.6% for dispositions occurring in 1998.

     Net capital gains are subject to a maximum federal tax rate of 28% for dispositions occurring in 1998 and, under the Taxpayer Relief Act of 1997, may be less depending on the optionee's tax bracket, the date the asset was sold, and the length of time the asset sold was held by the optionee.

     Alternative Minimum Tax. Unless the optionee makes a disqualifying disposition or his rights are not fully transferable or subject to a substantial risk of forfeiture, the amount by which the value of the optioned stock at the time of exercise exceeds the option price will increase the optionee's alternative minimum taxable income in the year the option is exercised. If the optionee makes a disqualifying disposition in the year in which the option is exercised, the maximum amount that will be included in alternative minimum taxable income is the gain on the disposition of the stock. Income triggered by a disqualifying disposition in a year other than the year of exercise will not affect the optionee's alternative minimum taxable income.

     The alternative minimum tax will generally be equal to 26% of the amount by which the optionee's taxable excess does not exceed $175,000 ($87,500 in the case of a married taxpayer who files a separate return) plus 28% of the amount by which the optionee's taxable excess exceeds $175,000 ($87,500 in the case of a married taxpayer who files a separate return). If the optionee's taxable excess consists of net capital gain, the rate applicable to such gain for purposes of computing the optionee's alternative minimum tax may be less under the Taxpayer Relief Act of 1997 depending on the optionee's tax bracket, the date the asset was sold, and the length of time the asset sold was held. The optionee's "taxable excess" is the amount by which the optionee's alternative minimum taxable income exceeds the optionee's exemption amount which is $45,000 for married individuals filing jointly, $33,750 for single individuals and $22,500 for married individuals filing separately.

     The allowable exemption from the alternative minimum tax is reduced by 25% of the excess of an individual's alternative minimum taxable income for the year over $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

     A married taxpayer who files a separate return must increase his alternative minimum taxable income by the lesser of (i) 25% of the excess of alternative minimum taxable income (determined without regard to this sentence) over $165,000 or (ii) $22,500.

     For purposes of determining an individual's alternative minimum taxable income (but not regular taxable income) for any subsequent year in which the shares are sold, the basis of such shares will be their fair market value at the time the incentive stock option was exercised. If an individual pays alternative minimum taxes for one or more taxable years after December 31, 1986, the amount of such taxes (subject to certain adjustments and reductions) will be applied as a partial credit against the individual's regular tax liability (but not alternative minimum tax liability) for subsequent taxable years.

     Employer Deduction. If the optionee makes a disqualifying disposition and the Company complies with the income tax withholding rules, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of exercise exceeded the option exercise price. Under proposed regulations issued by the United States Treasury Department, the withholding requirement would be deemed met if the Company satisfies the applicable reporting requirements even if no cash or property is actually withheld. However, these proposed regulations have not been finalized and are currently not in effect.

     NON-QUALIFIED STOCK OPTIONS

     Options issued under the 1998 Option Plan which are intended not to qualify as incentive stock options are referred to herein as "non-qualified stock options."

     The taxability of non-qualified stock options is governed by Section 83 of the Code. The recipients of non-qualified stock options will not be taxed upon the grant of such options, because such options, which will not be actively traded on an established market, have no readily ascertainable fair market value. The optionee will, in general, recognize ordinary income in the year in which the non-qualified option is exercised, equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee, if an employee, will be required to satisfy the income tax withholding requirements. If the shares purchased by an optionee are subject to the insider trading restrictions of Section 16(b) of the Exchange Act, taxation of the income may be deferred from the date of exercise to the date the optionee becomes free to sell the shares without liability under
Section 16(b). An optionee subject to Section 16(b) restrictions may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise the fair market value of the shares received on the date of exercise. The Section 83(b) election must be made within 30 days following the date the non-qualified stock option is exercised, and if made, the optionee will not recognize additional income at the time the shares may first be sold free of the Section 16(b) restrictions. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-qualified option, provided the Company complies with applicable income tax withholding requirements. The deduction will, in general, be allowed for the same taxable year in which ordinary income is recognized by the optionee.

     If the option price under any non-qualified option is paid in the form of shares of common stock previously acquired either upon the exercise of stock options (incentive, if held for the requisite holding period, or non-qualified) or through open-market purchases, then the optionee will not recognize any taxable income to the extent that the shares of common stock received upon the exercise of the option equal the number of shares of common stock delivered in payment of the option price. For federal income tax purposes, these newly acquired shares will have the same basis and holding period as the delivered shares. The fair market value of additional shares of common stock received upon the exercise of the non-qualified option will, in general, have to be reported as ordinary income for the year of exercise. These additional shares will have a tax basis equal to such fair market value, and their holding period will, in general, be measured from their date of transfer to the optionee.

VOTE REQUIRED

     Assuming the presence of a quorum, the proposal to approve the 1998 Option Plan proposed by the Board of Directors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on this item at the Annual Meeting. The enclosed form of proxy provides a means for stockholders to vote for the 1998 Option Plan, to vote against it or abstain from voting with respect to it. Each proxy received in time for the Annual Meeting will be voted as specified therein. IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE FOR THE APPROVAL OF THE 1998 OPTION PLAN. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this item. Broker nonvotes will not be counted and will have no effect on the vote.

     As described above under the headings "Summary of the 1998 Option Plan" and "Federal Income Tax Consequences," there are significant potential accounting and tax consequences associated with the approval by stockholders of the 1998 Option Plan and the operation of the 1998 Option Plan. Stockholders are encouraged to consider such consequences prior to voting on the 1998 Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK VOTE "FOR" THE APPROVAL OF THE 1998 OPTION PLAN.

                                    ITEM 3.
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending July 31, 1999. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as the independent accountants of the Company since July 1994. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on this item at the Annual Meeting is necessary to ratify the selection of the Company's independent public accountants. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent public accountants, to vote against it or to abstain from voting with respect to it. IF A STOCKHOLDER EXECUTES AND RETURNS A PROXY, BUT DOES NOT SPECIFY HOW THE SHARES REPRESENTED BY SUCH STOCKHOLDER'S PROXY ARE TO BE VOTED, SUCH SHARES WILL BE VOTED FOR THE RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this item. Broker nonvotes will not be counted and will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1999


                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Bylaws of the Company provide a procedure for stockholder proposals and stockholder nominations for election of directors. That procedure provides that any stockholder intending to present a proposal or nomination for election of one or more directors at the next Annual Meeting must deliver a written notice to the Company's Corporate Secretary at the Company's principal executive offices not later than the close of business on the tenth day following the date the Company first makes public disclosure (whether by press release reported by a major national news service or in a document publicly filed by the Company with the Securities and Exchange Commission) of the date of the Annual Meeting, but in any event not later than July 1, 1999.

     Any such notice from a stockholder to the Company's Corporate Secretary must contain (i) the name and address of that stockholder and (ii) a representation that the stockholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at such meeting to propose the business desired to be brought before the meeting or to nominate the person(s) specified in the notice, as the case may be. If the stockholder's notice to the Company's Corporate Secretary proposes to nominate one or more individuals for election as a director, that notice must also include (i) the name and address of the person(s) to be nominated, (ii) all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including that individual's written consent to being named in the proxy statement as a nominee and to serve as a director if elected) and (iii) a description of all arrangements or understandings between that stockholder and each nominee and any other person(s) pursuant to which the nomination(s) is to be made by the stockholder. If the stockholder's notice to the Corporate Secretary proposes to bring other business before the Annual Meeting, that notice must include (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting, and
(ii) any material interest of the stockholder in that business. If a stockholder proposal or nomination is not made in accordance with the procedure set forth above, the Chairman of the Annual Meeting may refuse to transact the proposed business or acknowledge the proposed nomination(s) at such meeting.

     In order for a stockholder proposal to be included in the Board of Directors' Proxy Statement for the next Annual Meeting of Stockholders, such proposal must be submitted in writing and must be received at 12500 Network Blvd., Suite 407, San Antonio, Texas 78249, Attention: Corporate Secretary.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.



                                         By Order of the Board of Directors



                                         H. Douglas Saathoff
                                         Corporate Secretary

San Antonio, Texas
November 6, 1998

                                                                      APPENDIX A

                    AMERICAN TELESOURCE INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN



     1.  PURPOSE.  The purpose of the American TeleSource International, Inc.
         -------
1998 Stock Option Plan (this "Plan") is to promote the interest of American TeleSource International, Inc., a Delaware corporation (the "Company"), and its stockholders by providing an effective means to attract, retain and increase the commitment of certain individuals and to provide such individuals with additional incentive to contribute to the success of the Company.

     2.  ELIGIBILITY.  Options may be granted under the Plan to directors and
         -----------
employees of, and advisors and consultants to, the Company, or of any parent or subsidiary of the Company (if any) provided, however, in the case of consultants or advisors, that such grant be in consideration of bona fide services rendered by such consultant or advisor and such services not be in connection with the offer or sale of securities in a capital-raising transaction. The Committee (defined below) shall select from such eligible class the individuals to whom Options shall be granted from time to time.

     3.  ADMINISTRATION OF THE PLAN.  The Plan shall be administered by a
         --------------------------
committee (the "Committee") consisting of at least two outside "non-employee directors, " as defined in Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A quorum of such Committee shall consist of a majority of the members of such Committee, or as may be otherwise provided in the Company's bylaws. The Committee shall hold meetings at such times and places and conduct its business at such meetings as it may determine, subject to any express provisions of the Company's bylaws. Acts of a majority of the Committee members attending a meeting at which a quorum is present, or such acts as are reduced to or approved in writing by the majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time in its discretion determine which individuals shall be granted Options, the amount of shares covered by such Options (as defined below), and certain other specific terms and conditions of such Options subject to the terms and conditions contained herein. Notwithstanding anything in this Plan to the contrary, the full Board of Directors of the Company shall determine whether any member of the Committee shall be granted Nonqualified Stock Options (as defined below) under the Plan, the terms and provisions of the respective agreements evidencing such options, the times at which such options shall be granted, and the number of shares of Common Stock subject to each such option and shall make all determinations under the Plan with respect to such options (which determinations of the Board of Directors shall be conclusive).

          The Committee shall have the sole authority and power, subject to the express provisions and conditions hereof, to construe this Plan and the Options granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to this Plan, and to make all determinations necessary or advisable for administering this Plan. The Committee shall also have the authority and power to modify any provision of this Plan to render the Plan consistent with any amendments to Rule 16b-3 or Form S-8 of the Securities Act of 1933, as amended (the "Securities Act"), including amendments which permit the grant of Options on terms which are less restrictive than the terms set forth herein. The interpretation by the Committee of any provision of this Plan with respect to any incentive stock option granted hereunder shall be in accordance with section 422 of the Internal Revenue Code of 1986 and the regulations issued thereunder, as amended from time to time (the "Internal Revenue Code"), in order that the incentive stock options granted hereunder ("Incentive Stock Options") shall constitute "incentive stock options" within the meaning of section 422 of the Internal Revenue Code. Options granted under the Plan which are not intended to be Incentive Stock Options are referred to herein as "Nonqualified Stock Options." The term

"Options" as used herein shall refer to Incentive Stock Options and Nonqualified Stock Options, either collectively or without distinction. The interpretation and construction by the Committee, if any, of any provisions of the Plan or of any Option granted hereunder shall be final and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

     4.  SHARES SUBJECT TO THE PLAN.  Subject to the provisions of Section 6,
         --------------------------
the number of shares subject to Options granted hereunder shall not exceed 2,000,000 shares of the Company's authorized but unissued or reacquired Common Stock (the "Common Stock"). Such number of shares shall be subject to adjustment as provided in Section 6 below. Shares that by reason of the expiration, termination, cancellation or surrender of an Option are no longer subject to purchase pursuant to an Option granted under the Plan (other than by reason of exercise of such Option) may be reoptioned hereunder. The maximum number of shares of Common Stock for which Options granted hereunder to an eligible person shall not exceed 50% of the total number of shares authorized for issuance hereunder.

     5.  TERMS AND CONDITIONS.
         --------------------

          (A) OPTION PRICE. Each Option shall state the number of shares that may be purchased thereunder, shall expressly designate such Option as an Incentive Stock Option or a Nonqualified Stock Option, and shall state the option price per share (the "Option Price") which shall be paid in the manner specified in this Section 5(A) in order to exercise such Option. The Option Price shall not be less than the lesser of (i) 100% of the fair market value of a share on the date the Option is granted or (ii) the average fair market value of a share during the 10-day trading period immediately preceding the day the Option is granted (but not less than 85% of the fair market value on the date of grant) with respect to any Nonqualified Stock Option granted under the Plan.
The Option Price shall not be less than 100% of the fair market value of the shares on the date the Option is granted with respect to any Incentive Stock Option.

          For purposes of the Plan, the fair market value per share of Common Stock on any date shall be deemed to be the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, if the Common Stock is then listed or admitted to trading on any national securities exchange. The closing price shall be the last reported sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, as reported by such exchange. If the Common Stock is not then so listed on a national securities exchange, the fair market value per share of Common Stock on any date shall be deemed to be the closing price (the last reported sale price regular way) in the over-the-counter market as reported by the Nasdaq National Market, if the Common Stock closing price is then reported on the Nasdaq National Market, or, if the Common Stock closing price of the Common Stock is not then reported by the Nasdaq National Market, shall be deemed to be the mean of the highest closing bid and lowest closing asked price of the Common Stock in the over-the-counter market as reported on the Nasdaq Stock Market or, if the Common Stock is not then quoted by Nasdaq Stock Market, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Common Stock of the Company, such fair market value shall be determined by resolution of the Committee. Notwithstanding the foregoing provisions of this
Section 5(A), if the Committee shall at any time determine that it is impracticable to apply the foregoing methods of determining fair market value, the Committee is empowered to adopt other reasonable methods for such purpose. The Committee may, if it deems it appropriate, engage the services of an independent qualified expert or experts to appraise the value of the Common Stock.

          Options under the Plan may be exercised by payment of the Option Price per share in cash or, if the Common Stock is then registered under the Exchange Act and an established market exists for the Common Stock, by delivery of the equivalent fair market value of Common Stock or by a "cashless exercise" procedure in which an Optionee is permitted to exercise an Option by arranging with the Company and his or her broker to deliver the appropriate Option Price from the concurrent market sale of the acquired shares, or a combination of the foregoing (subject to the discretion of the Committee). An employee's withholding tax due upon exercise of a Nonqualified Stock Option may be satisfied either by a cash payment or the retention from the exercise of a number of shares of Common Stock with a fair market value equal to the required withholding tax, as the Committee may permit.

          In addition, with respect to the exercise of any Nonqualified Stock Option, the Committee (or an authorized representative) shall advise the Optionee, upon receipt of notice of intent to exercise such Option, of the income tax withholding consequences to such Optionee of such exercise, the amount of the appropriate withholding tax and any other payments due by reason thereof. Such Optionee must satisfy all of the preceding payment requirements in order to receive stock upon exercise of such Option.

          (B) OPTION PERIOD.  Any Options granted pursuant to this Plan must be
              -------------
granted within three years from the date the Plan was adopted by the Board of Directors of the Company (September 9, 1998).

          Each Option shall state the date upon which it is granted. Subject to the requirements under the Internal Revenue Code with respect to Incentive Stock Options, each Option shall be exercisable at such times and during such period as is determined by the Committee and set forth in the agreement evidencing the Option, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant. Subject to such limitations, the Committee shall have broad discretion to determine the circumstances under which each Option shall become exercisable, remain exercisable and terminate, and the Committee may waive any condition, restriction or limitation on the exercisability or duration of any outstanding Option.

          (C) ASSIGNABILITY.  An Option granted pursuant to this Plan shall be
              -------------
exercisable during the Optionee's lifetime only by the Optionee and shall not be assignable or transferable by the Optionee (except with the Committee's prior written approval, and only in any such additional circumstances as shall not affect the Plan's qualification with the requirements of the incentive stock option provisions of the Internal Revenue Code, the requirements of Rule 16b-3 under the Exchange Act, or the plan eligibility requirements for the use of Form S-8 of the Securities Act), and shall not be subject to levy, attachment or similar process. Upon any other attempt to transfer, assign, pledge or otherwise dispose of Options granted under this Plan, such Options shall immediately terminate and become null and void.

          (D) LIMIT ON 10% SHAREHOLDERS.  No Incentive Stock Option may be
              -------------------------
granted under this Plan to any individual who would, immediately after the grant of such Incentive Stock Option directly or indirectly own more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation unless (i) such Incentive Stock Option is granted at an Option Price not less than 110% of the fair market value of a share on the date the Incentive Stock Option is granted, and (ii) such Incentive Stock Option expires on a date not later than five years from the date the Incentive Stock Option is granted.

          (E) LIMITS ON OPTIONS.  Except as provided herein, an individual may
              -----------------
be granted one or more Options, provided that the aggregate fair market value (determined as of the time the Option is granted) of Common Stock for which an individual may be granted Incentive Stock Options that are first exercisable in any calendar year (under all stock option plans of the Company and any parent or subsidiary corporations, if any) may not exceed $100,000.

          (F) RIGHTS AS SHAREHOLDER.  An Optionee, or a transferee by will or
              ---------------------
inheritance of an Option, shall have no rights with respect to any shares covered by an Option until the date of the issuance of a stock certificate for such shares and the recording of such issuance upon the Company's stock ledger by its duly appointed, regular transfer agent. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Section 6 hereof.

          (G) ADDITIONAL PROVISIONS.  The Options granted under this Plan shall
              ---------------------
contain such other provisions as the Board or Committee shall deem advisable, including, without limitation, further restrictions upon the exercise of the Option. Any Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that the Option shall be an "incentive stock option" as defined in section 422 of the Internal Revenue Code.

          (H) COMPLIANCE WITH SECURITIES LAWS.  At the time of exercise of any
              -------------------------------
Option, the Company may require the Optionee to execute any documents or take any action which may then be necessary to comply with the Securities Act and the rules and regulations adopted thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the Options to assure such compliance. The Company may from time to time change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for, or insistence upon, letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with such securities laws. Such changes may be made with respect to any particular Option or to any stock issued upon exercise thereof.

     6.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  In the event of any change
         ------------------------------------------
in the number of issued and outstanding shares of Common Stock which results from a stock split, reverse stock split, the payment of a stock dividend or any other change in the capital structure of the Company, such as a reorganization or recapitalization, the Committee shall appropriately adjust (a) the maximum number of shares which may be issued under this Plan, (b) the number of shares subject to each outstanding Option, and (c) the Option Price per share thereof, so that upon exercise of the Option the Optionee shall receive the same number of shares the Optionee would have received had the Optionee been the holder of all shares subject to such outstanding Options immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company. Any such adjustment shall not result in or entitle the Optionee to the issuance of fractional shares. Instead, appropriate adjustments to any such Option and, in the aggregate, all other options of the Company of the same class (that is, Incentive Stock Options or Nonqualified Stock Options) held by each Optionee shall be made so that such Option and other options of the same class, if any, held by any such Optionee cover the greatest whole number of shares of the Common Stock which does not exceed the number of shares which would be covered applying such adjustments in the absence of any restriction on the issuance of fractional shares. Any excess fractional share shall be redeemed in cash at the then-current fair market value of the Common Stock (determined as provided in Section 5(A) hereof) multiplied by the appropriate fraction of a share.

     7.  TERMINATION OR AMENDMENT OF THE PLAN.  The Board of Directors may at
         ------------------------------------
any time suspend, amend, or terminate this Plan. No amendment may be adopted without shareholder approval that will: (a) increase the number of shares of Common Stock which may be issued under this Plan; (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) effect any other change requiring shareholder approval under the Internal Revenue Code. No amendment or termination of the Plan shall, without the consent of the Optionee, materially decrease any rights or benefits under any Option previously granted under this Plan.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR AN ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 17, 1998

        The undersigned hereby appoints Arthur L. Smith and H. Douglas Saathoff, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the annual meeting and at any adjournment thereof, all shares of Common Stock of American TeleSource International, Inc. held of record by the undersigned on the record date, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this proxy ballot. IF NO DIRECTIONS ARE GIVEN AND THE SIGNED PROXY BALLOT IS RETURNED, THE PROXIES WILL VOTE FOR ITEMS 1 THROUGH 3, AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.



                           - FOLD AND DETACH HERE -


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE                                      Please mark
FOLLOWING ITEMS, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING                                   your votes as      X
PROXY STATEMENT:                                                                                indicated in
                                                                                                this example

1. Election of Directors.       NOMINEES: Carlos K. Kauachi, Tomas Revesz              2. Approval of the American TeleSource
                                                                                          International, Inc. 1998 Stock Option Plan
                                                                                                     FOR       AGAINST       ABSTAIN
   FOR all nominees       WITHHOLD all nominees       Place an "X" in this box to withhold           [ ]         [ ]           [ ]
    listed above              listed above            authority to vote for any individual
        [ ]                       [ ]                 nominee and write that name from the
                                                      list above on the line below.
                                                      [ ]
                                                         -----------------------------------------------

3. Ratification of selection of Arthur Andersen LLP as          Note such other business that may properly come before the meeting
   Independent Public Accountants for the fiscal year           or any adjournment thereof.
   ending July 31, 1999.
        FOR        AGAINST        ABSTAIN
        [ ]          [ ]            [ ]

                                                        The undersigned acknowledges receipt of the formal notice of such meeting and the accompanying Proxy Statement.

                                                        Please sign exactly as name appears on the certificate. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee, guardian, officer or partner, please give full title as such.

                                                        DATE:                                                           , 1998
                                                             -----------------------------------------------------------

                                                        ----------------------------------------------------------------------

                                                        ----------------------------------------------------------------------
                                                        SIGNATURE(S)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY BALLOT PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                     - FOLD AND DETACH HERE -

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